Exhibit 99

Investor Contact:
Andrew Weingardt
308-255-7428
Cabela’s Incorporated

Media Contact:
Nathan Borowski
308-255-2861
Cabela’s Incorporated

CABELA’S INC. ANNOUNCES STRONG FIRST QUARTER 2016 PROFITABILITY
- Adjusted First Quarter Diluted EPS of $0.43
- Adjusted Operating Income Grew 19.9% and Adjusted Operating Margin Increased 80 Basis Points
- Total Revenue Increased 4.5% to $864.7 Million
- Adjusted SD&A as a Percentage of Total Revenue Decreased 90 Basis Points
- Consolidated Comp Sales Decreased 4.3% on a Shift-Adjusted Calendar Basis
- Cabela’s CLUB® Avg. Receivables Grew 15.3%

SIDNEY, Neb. (April 28, 2016) - Cabela’s Incorporated (NYSE:CAB) today reported financial results for first quarter fiscal 2016.

For the quarter, total revenue increased 4.5% to $864.7 million; revenue from retail store sales increased 7.6% to $564.1 million; Internet and catalog sales decreased 10.2% to $155.7 million; and Financial Services revenue increased 14.6% to $140.8 million. During the period, adjusted for the shift in weeks, U.S. comparable store sales decreased 3.8% and consolidated comparable store sales decreased 4.3%.

For the quarter, adjusted for certain items, net income increased 7.3% to $29.5 million compared to $27.5 million in the year ago quarter, and earnings per diluted share were $0.43 compared to $0.38 in the year ago quarter. The Company reported GAAP net income of $22.9 million and earnings per diluted share of $0.33 as compared to GAAP net income of $26.8 million and earnings per diluted share of $0.37 in the year ago quarter. First quarter 2016 GAAP results included impairment and restructuring charges and other items totaling $0.06 in earnings per diluted share as well as $0.04 in earnings per diluted share related to the preliminary settlement of a legal matter. See the supporting schedules to this earnings release labeled “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

“Revenue trends we experienced in the fourth quarter of 2015 continued into the first quarter of 2016,” said Tommy Millner, Cabela’s Chief Executive Officer. “However, our intensified focus on expense management and the performance of our Cabela’s CLUB program led to adjusted operating margin expansion, adjusted earnings per share growth and adjusted SD&A leverage, all compared to the year ago quarter. We have a number of initiatives to increase organic growth for the remainder of the year. These include expanded drop ship programs, retail inventory visibility on cabelas.com, merchandise realignment in selected stores, in-store customer service improvements and numerous other initiatives.”

Merchandise gross margins decreased by 96 basis points in the quarter to 32.2% compared to 33.2% in the same quarter a year ago. This decrease was primarily due to merchandise mix with the increased sales of lower margin firearms and powersports combined with lower sales in higher margin soft goods and apparel categories with the remainder of the decrease being attributable to markdowns and pricing.

“In the second half of 2015, we launched a major multi-year corporate restructuring project aimed at lowering the Company’s operating expense base to increase our return on invested capital,” Millner said. “This led to an action plan of improving expense leverage over time. Significant leverage of expenses occurred in the fourth quarter of 2015 and has continued into 2016. For the quarter, adjusted for certain items, SD&A expenses as a percentage of total revenue decreased 90 basis points to 37.2% as compared to 38.1% in the same quarter a year ago. We believe we are in the early stage of many of these initiatives and expect ongoing benefit in the balance of 2016 and beyond.”

The Cabela’s CLUB Visa program had another excellent quarter. During the quarter, growth in the average number of active credit card accounts and average balance per active credit card account was 7.4%. The average balance of credit card loans grew 15.3% to $4.9 billion. For the quarter, net charge-offs were 2.25%. First quarter Financial Services revenue increased 14.6%, driven by increases in interest and fee income as well as interchange income.

“We have been very pleased with the results realized from our expense initiatives implemented in 2015 and remain focused on key initiatives to drive improved merchandise revenues,” Millner said. “As a result, for full-year 2016, we continue to expect a high-single-digit growth rate in revenue and a high-single-digit or low-double-digit growth rate in earnings per diluted share as compared to full-year 2015 adjusted earnings per diluted share of $2.88.”

On December 2, 2015, the Company issued a press release announcing that its Board of Directors was initiating a process to explore and evaluate a wide range of strategic alternatives to enhance value for the Company’s shareholders. That process has continued and is ongoing.

Conference Call Information

A conference call to discuss first quarter fiscal 2016 operating results is scheduled for today (Thursday, April 28, 2016) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty omni-channel retailer of hunting, fishing, camping, shooting sports, and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Cabela’s offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are “forward-looking statements” that are based on the Company’s beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company’s statements regarding initiatives to increase organic growth for the remainder of the year, including expanded drop ship programs, retail inventory visibility on cabelas.com, merchandise realignment in selected stores, in-store customer service improvements, and numerous other initiatives; lowering the Company’s operating expense base to increase its return on invested capital; an action plan of improving expense leverage over time; being in the early stage of many of the Company’s expense initiatives and expected ongoing benefits in the balance of 2016 and beyond; and a high-single-digit growth rate in revenue and a high-single-digit or low-double-digit growth rate in earnings per diluted share for full-year 2016 as compared to full-year 2015 adjusted earnings per diluted share of $2.88. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s exploration and evaluation of strategic alternatives may not result in the successful identification or completion of a strategic alternative that yields additional value for stockholders, and the exploration and evaluation process may have an adverse impact on the Company’s business; the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company’s products, including increases in fuel prices; the availability of the Company’s products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company’s systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company’s ability to protect its brand, intellectual property, and reputation; the Company’s ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including the ongoing audits by tax authorities and compliance examinations by the Federal Deposit Insurance Corporation); the Company’s ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company’s ability to increase credit card receivables while managing credit quality; the Company’s ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended January 2, 2016), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended
	April 2, 2016	March 28, 2015
Revenue:
Merchandise sales	$719,915	$697,654
Financial Services revenue	140,823	122,913
Other revenue	3,924	6,509
Total revenue	864,662	827,076
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	487,992	466,219
Cost of other revenue	153	220
Total cost of revenue (exclusive of depreciation and amortization)	488,145	466,439

Selling, distribution, and administrative expenses	329,189	316,104
Impairment and restructuring charges	2,972	—

Operating income	44,356	44,533

Interest expense, net	(9,231)	(3,774)
Other non-operating income, net	901	1,740

Income before provision for income taxes	36,026	42,499
Provision for income taxes	13,137	15,725
Net income	$22,889	$26,774

Earnings per basic share	$0.34	$0.38
Earnings per diluted share	$0.33	$0.37

Basic weighted average shares outstanding	67,925,173	71,272,064
Diluted weighted average shares outstanding	68,687,596	71,603,575

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	April 2, 2016	January 2, 2016	March 28, 2015
ASSETS
CURRENT
Cash and cash equivalents	$141,973	$315,066	$267,686
Restricted cash of the Trust	40,475	40,983	30,641
Accounts receivable, net	35,450	79,330	30,699
Credit card loans (includes restricted credit card loans of the Trust of $4,824,323,$5,066,660, and $4,185,397), net of allowance for loan losses of $74,753,$75,911, and $55,942	4,779,153	5,035,267	4,157,410
Inventories	905,122	819,271	810,633
Prepaid expenses and other current assets	120,156	117,330	101,824
Income taxes receivable and deferred income taxes (at March 28, 2015, only)	73,391	77,698	140,188
Total current assets	6,095,720	6,484,945	5,539,081
Property and equipment, net	1,840,530	1,811,302	1,665,178
Deferred income taxes	25,159	28,042	—
Other assets	139,800	138,715	122,726
Total assets	$8,101,209	$8,463,004	$7,326,985

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $17,958, $23,580, and $10,775	$266,936	$281,985	$264,016
Gift instruments, credit card rewards, and loyalty rewards programs	346,771	365,427	316,351
Accrued expenses and other liabilities	161,537	224,733	183,747
Time deposits	177,052	215,306	294,849
Current maturities of secured variable funding obligations of the Trust	330,000	655,000	—
Current maturities of secured long-term obligations of the Trust, net	1,189,088	509,673	212,395
Current maturities of long-term debt	8,456	223,452	8,438
Total current liabilities	2,479,840	2,475,576	1,279,796
Long-term time deposits	688,504	664,593	518,173
Secured long-term obligations of the Trust, less current maturities, net	2,042,598	2,721,259	2,890,661
Long-term debt, less current maturities, net	884,099	635,898	662,927
Deferred income taxes	—	—	12,579
Other long-term liabilities	133,188	137,035	130,528

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares
Issued – 71,595,020, 71,595,020, and 71,575,434 shares	716	716	716
Outstanding – 68,243,858, 67,818,715, and 71,575,434 shares
Additional paid-in capital	373,307	389,754	368,272
Retained earnings	1,674,751	1,651,862	1,489,306
Accumulated other comprehensive loss	(35,670)	(50,914)	(25,973)
Treasury stock, at cost – 3,351,162, 3,776,305, and no shares	(140,124)	(162,775)	—
Total stockholders’ equity	1,872,980	1,828,643	1,832,321
Total liabilities and stockholders’ equity	$8,101,209	$8,463,004	$7,326,985

CABELA’S INCORPORATED AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	April 2, 2016	March 28, 2015

Components of Total Consolidated Revenue:
Merchandise sales	$719,915	$697,654
Financial Services revenue	140,823	122,913
Other revenue	3,924	6,509
Total consolidated revenue as reported	$864,662	$827,076

As a Percentage of Total Consolidated Revenue:
Merchandise sales	83.3%	84.4%
Financial Services revenue	16.3	14.9
Other revenue	0.4	0.7
Total	100.0%	100.0%

Operating Income (Loss) by Segment:
Merchandising	$(16,395)	$(3,944)
Financial Services	60,751	48,477
Total consolidated operating income as reported	$44,356	$44,533

Operating Income (Loss) by Segment as a Percentage of Segment Revenue:
Merchandising segment operating loss	(2.3)%	(0.6)%
Financial Services segment operating income	44.7	40.9
Total operating income by segment as a percentage of total segment revenue	5.1	5.4

CABELA’S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company’s credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue as reported for the periods presented below.

	Three Months Ended
	April 2, 2016	March 28, 2015

Interest and fee income	$139,748	$111,928
Interest expense	(19,873)	(15,619)
Provision for loan losses	(22,820)	(13,230)
Net interest income, net of provision for loan losses	97,055	83,079
Non-interest income:
Interchange income	94,996	87,694
Other non-interest income	670	682
Total non-interest income	95,666	88,376
Less: Customer rewards costs	(51,898)	(48,542)
Financial Services revenue as reported	$140,823	$122,913

The following table sets forth the components of Financial Services revenue as reported as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended
	April 2, 2016	March 28, 2015

Interest and fee income	11.5%	10.6%
Interest expense	(1.6)	(1.5)
Provision for loan losses	(1.9)	(1.3)
Interchange income	7.8	8.3
Other non-interest income	0.1	0.1
Customer rewards costs	(4.3)	(4.6)
Financial Services revenue as reported	11.6%	11.6%

CABELA’S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

The following tables show key statistics reflecting the performance of the Financial Services business for the periods presented below.

	Three Months Ended
	April 2, 2016	March 28, 2015	Increase (Decrease)	% Change

	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$4,867,758	$4,220,546	$647,212	15.3%
Average number of active credit card accounts	2,026,054	1,886,045	140,009	7.4
Average balance per active credit card account (1)	$2,403	$2,238	$165	7.4
Purchases on credit card accounts, net	$4,826,619	$4,477,012	$349,607	7.8
Net charge-offs on credit card loans (1)	$27,373	$16,176	$11,197	69.2
Net charge-offs as a percentage of average credit card loans (1)	2.25%	1.53%	0.72%
(1) Includes accrued interest and fees

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles (“GAAP”), we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; operating income as a percentage of total revenue; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) consulting fees and certain expenses primarily related to our corporate restructuring initiative and review of strategic alternatives; (ii) a charge recognized pursuant to a preliminary lawsuit settlement; and (iii) impairment and restructuring charges. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader’s overall understanding of the Company’s ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.

We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Three Months Ended
	April 2, 2016			March 28, 2015
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts

	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$329,189	$(7,503)	$321,686	$316,104	$(1,207)	$314,897

Impairment and restructuring charges (3)	$2,972	$(2,972)	$—	$—	$—	$—

Operating income	$44,356	$10,475	$54,831	$44,533	$1,207	$45,740

Operating income as a percentage of total revenue	5.1%	1.2%	6.3%	5.4%	0.1%	5.5%

Income before provision for income taxes	$36,026	$10,475	$46,501	$42,499	$1,207	$43,706

Provision for income taxes (4)	$13,137	$3,823	$16,960	$15,725	$447	$16,172

Net income	$22,889	$6,652	$29,541	$26,774	$760	$27,534

Earnings per diluted share	$0.33	$0.10	$0.43	$0.37	$0.01	$0.38

(footnotes follow on the next page)

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (Continued) (1)
(Unaudited)

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)	Consists of the following for the respective periods:

	Three Months Ended
	April 2, 2016	March 28, 2015

Charge related to a preliminary lawsuit settlement	$3,850	$—
Consulting fees and certain expenses primarily related to the Company’s corporate restructuring initiative and the review of strategic alternatives	3,653	—
Incremental expenses related to the transition and closing of the Company’s distribution center in Canada	—	1,207
	$7,503	$1,207

(3)	Consists of the following for the respective periods:

	Three Months Ended
	April 2, 2016	March 28, 2015

Charges for employee severance agreements and termination benefits related to a corporate restructure and reduction in the number of personnel	$2,831	$—
Impairment losses recognized on a parcel of land	141	—
	$2,972	$—

(4)	For all periods presented, reflects the estimated income tax provision on the non-GAAP adjusted income before provision for income taxes.